AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

         This Amendment is made April 10, 2002 to the Agreement and Plan of Reorganization (the "Agreement") dated January 1, 2002 by and between Nations Fund Trust (the "Trust"), a Massachusetts business trust, for itself and on behalf of its Nations Georgia Intermediate Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Intermediate Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Intermediate Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Intermediate Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Intermediate Municipal Bond Fund, Nations Texas Municipal Bond Fund, Nations Virginia Intermediate Municipal Bond Fund, Nations Virginia Municipal Bond Fund, Nations Capital Growth Fund, Nations Aggressive Growth Fund, Nations Strategic Growth Fund, Nations Government Money Market Fund, Nations Tax Exempt Fund, Nations Value Fund, Nations MidCap Growth Fund, Nations LargeCap Index Fund, Nations Managed Index Fund, Nations SmallCap Index Fund, Nations Short-Intermediate Government Fund, Nations Municipal Income Fund, Nations Short-Term Municipal Income Fund, Nations Intermediate Municipal Bond Fund, Nations Short-Term Income Fund, Nations Strategic Income Fund, Nations Bond Fund, Nations Florida Intermediate Municipal Bond Fund and Nations Florida Municipal Bond Fund, and Nations Funds Trust ("Funds Trust"), a Delaware statutory business trust, for itself and on behalf of its Nations Georgia Intermediate Municipal Bond Fund, Nations Maryland Intermediate Municipal Bond Fund, Nations North Carolina Intermediate Municipal Bond Fund, Nations South Carolina Intermediate Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Texas Intermediate Municipal Bond Fund, Nations Virginia Intermediate Municipal Bond Fund, Nations Capital Growth Fund, Nations Strategic Growth Fund, Nations Government Reserves, Nations Tax-Exempt Reserves, Nations Value Fund, Nations MidCap Growth Fund, Nations LargeCap Index Fund, Nations Managed Index Fund, Nations SmallCap Index Fund, Nations Short-Intermediate Government Fund, Nations Municipal Income Fund, Nations Short-Term Municipal Income Fund, Nations Intermediate Municipal Bond Fund, Nations Short-Term Income Fund, Nations Strategic Income Fund, Nations Bond Fund, Nations Florida Intermediate Municipal Bond Fund and Nations Florida Municipal Bond Fund.

         WHEREAS, terms used herein shall have the meaning ascribed to them in the Agreement unless otherwise defined;

         WHEREAS, the Board of Trustees of the Trust and Funds Trust approved the Agreement and the Reorganizations contemplated thereby as in the best interest of Acquired Fund shareholders, including that Acquired Fund shareholders would bear the expenses related to entering into and carrying out the provisions of the Agreement, provided that if such expenses exceed contractual total operating expense ratio caps in place for any such Acquired Fund, Banc of America Advisors, LLC or any of its affiliates will bear such excess expenses;

         WHEREAS, such expense-bearing arrangements were fully disclosed to Acquired Fund shareholders in the proxy materials that solicited shareholders with regard to approval of the Reorganizations; and

         WHEREAS, the Reorganization of each Acquired Fund was approved by shareholders at Special Meetings held on March 27, 2002.

         NOW THEREFORE, pursuant to Section 16 of the Agreement, the parties hereby amend the Agreement to effect a technical correction by substituting
Section 15(b) with the following amended Section 15(b):

              15. Brokerage Fees and Expenses.

              (b) The Acquired Funds will be responsible for the expenses related to entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated. To the extent that such expenses exceed




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               contractual total operating expense ratio caps in place for any such Acquired Fund, Banc of America Advisors, LLC or any of its affiliates will bear such excess expenses.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below as of the date first written above.


                                             NATIONS FUND TRUST
                                             On behalf of the Acquired Funds



                                             By: /s/ Richard H. Blank, Jr.
                                                 -------------------------

                                             Richard H. Blank, Jr.
                                             Secretary and Treasurer



                                             NATIONS FUNDS TRUST
                                             On behalf of the Acquiring Funds



                                             By: /s/ Richard H. Blank, Jr.
                                                 -------------------------

                                             Richard H. Blank, Jr.
                                             Secretary and Treasurer



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